UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 30, 2007
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 30, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Apartment Investment and Management Company (“Aimco”), which Committee also constitutes all of, and only, the independent members of the Aimco Board, in conjunction with Terry Considine, Aimco’s Chairman of the Board and Chief Executive Officer, set total target compensation (base compensation plus bonus compensation) for 2007 for David Robertson, which total target compensation is based on achievement of the objectives of Aimco’s 2007 approved operating plan and achievement of specific individual objectives. Total target compensation is comprised of a base salary rate of $400,000 per annum and target bonus compensation of $2.6 million.
     As with Aimco’s other executives, this target bonus compensation amount is based in part on Aimco’s achievement of stretch objectives in the operating plan, which includes performance in excess of $3.45 per share of Funds From Operations. If such objectives are not achieved or if individual performance so warrants, the amount paid for 2007 bonus compensation may be less than this target, and if such objectives are exceeded or if individual performance so warrants, the amount paid for 2007 bonus compensation may exceed this target. Bonus compensation may be paid in the form of cash, options or restricted stock. The base salary change is effective as of March 15, 2007, which is the date on which Aimco announced Mr. Robertson’s leadership of a reorganized Aimco Capital platform that has been expanded to include strategic planning, asset management, investment and transaction activities.
     Also on July 30, 2007, Mr. Robertson was awarded a six-year non-qualified stock option grant to acquire 584,113 shares of Aimco’s Class A Common Stock at an exercise price per share of $55.64, which was the closing price on March 15, 2007. The option vests 25% on March 15, 2010, an additional 35% on March 15, 2011, and the final 40% on March 15, 2012. The option expires March 15, 2013. Other than with respect to the six-year term, the option agreement is substantially in the form filed as Exhibit 10.3 to Aimco’s Current Report on Form 8-K dated April 30, 2007 (filed May 4, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: August 1, 2007

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer